SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 1, 2018 (June 1, 2018)

Valeant Pharmaceuticals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement Restatement

On June 1, 2018, Valeant Pharmaceuticals International, Inc. (the “Company”) entered into a Restatement Agreement (the “Restatement Agreement”) in respect of a Fourth Amended & Restated Credit and Guaranty Agreement (the “Restated Credit Agreement”) among the Company, Valeant Pharmaceuticals International (“VPI”), a wholly-owned indirect subsidiary of the Company, certain other subsidiaries of the Company as subsidiary guarantors, the financial institutions party thereto as lenders and issuing banks and Barclays Bank PLC as administrative agent and swingline lender. The Restatement Agreement amends and restates in full the Company’s prior credit agreement (the “Existing Credit Agreement”).

The Restated Credit Agreement provides for a seven-year term loan facility in an initial principal amount of $4.565 billion. VPI is the borrower with respect to the term loans (the “New Term B Loans”), which refinanced all term loans outstanding under the Existing Credit Agreement on the closing date and provided a $1.25 billion increase in term loans. The amortization rate for term loans under the Restated Credit Agreement is 5.00% per annum. The Company may direct that prepayments be applied to such amortization payments in order of maturity.

The Restated Credit Agreement also provides for a revolving credit facility in the amount of $1.225 billion. The revolving credit facility matures on the earlier to occur of the fifth anniversary of the closing date and the date that is 91 days prior to the scheduled maturity of indebtedness for borrowed money of the Company or VPI in an aggregate principal amount in excess of $1.0 billion. Both the Company and VPI are borrowers with respect to the revolving credit facility. Borrowings under the revolving credit facility may be made in U.S. dollars, Canadian dollars or euros.

The Restated Credit Agreement includes a financial maintenance covenant that requires the Company to maintain a first lien net leverage ratio of not greater than 4.00:1.00. The financial maintenance covenant may be waived or amended without the consent of the term loan facility lenders and contains a customary term loan facility standstill.

The Restated Credit Agreement permits the incurrence of $1.0 billion of incremental credit facility borrowings, subject to customary terms and conditions, as well as the incurrence of additional incremental credit facility borrowings subject to, in the case of secured debt, a secured leverage ratio of 3.50:1.00, and, in the case of unsecured debt, a total leverage ratio of 6.50:1.00 or an interest coverage ratio of 2.00:1.00.

Borrowings under the credit facility bear interest at a rate per annum equal to, at the borrower’s option, either (a) a base rate determined by reference to the higher of (1) the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section, as the “Prime Rate”, (2) the federal funds effective rate plus 1/2 of 1.00% or (3) the eurocurrency rate for a period of one month plus 1.00% (or if such eurocurrency rate shall not be ascertainable, 1.00%) or (b) a eurocurrency rate, which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs (provided however, that the eurocurrency rate in respect of loans under the term loan facility shall at no time be less than zero), in each case plus an applicable margin. The applicable interest rate margins for the term loan facility loans are 2.00% with respect to base rate borrowings and 3.00% with respect to eurocurrency rate borrowings.

The applicable interest rate margins for borrowings under the revolving credit facility are between 1.50% to 2.00% with respect to base rate borrowings and between 2.50% to 3.00% with respect to eurocurrency rate borrowings. These applicable margins are subject to increase or decrease quarterly based on the first lien net leverage ratio. In addition, the borrowers are required to pay commitment fees of 0.25% to 0.50% per annum (depending on the Company’s first lien net leverage ratio) in respect of the unutilized commitments under the revolving credit facility, payable quarterly in arrears. The borrowers are also required to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the applicable margin on eurocurrency rate borrowings under the revolving credit facility on a per annum basis, payable quarterly in arrears, as well as customary fronting fees for the issuance of letters of credit and agency fees.

The Restated Credit Agreement includes customary covenants, including limitations on the ability of the Company and its subsidiaries to incur debt and liens and to make restricted payments (including dividends and prepayments of junior indebtedness), acquisitions and other investments. As compared to the Existing Credit Agreement, the Restated Credit Agreement provides significant increased flexibility for the Company to, among other things, incur indebtedness and liens, consummate acquisitions and make other investments and to make restricted payments and prepayments of junior indebtedness (including, in each case, relaxing certain limitations imposed by prior amendments to the Existing Credit Agreement).

The Company paid a fee to each term loan facility lender immediately upon giving effect to the restatement equal to 0.50% of the aggregate principal amount of the New Term B Loans provided on the closing date for the Restated Credit Agreement.

The foregoing summary of the Restatement Agreement and the Restated Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Restatement Agreement (including the Restated Credit Agreement), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Notes Offering

On June 1, 2018, VPI completed its previously announced offering (the “notes offering”) of $750 million aggregate principal amount of its 8.500% senior notes due 2027 (the “notes”).

The notes were offered in the United States and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

A portion of the net proceeds from the New Term B Loans (defined above) and the notes offering, along with cash on hand, were used to refinance the Company’s outstanding Term B loans and will be used to redeem the Company’s 5.375% Senior Notes due 2020, VPI’s 6.375% Senior Notes due 2020, VPI’s 6.75% Senior Notes due 2021 and VPI’s 7.25% Senior Notes due 2022, and to pay related fees and expenses.

The Senior Notes Indenture

The notes were issued pursuant to the indenture, dated as of June 1, 2018 (the “notes indenture”), between VPI, the Company, the other guarantors named therein and The Bank of New York Mellon, as trustee.

Interest and Maturity

Pursuant to the notes indenture, the 8.500% senior notes will mature on January 31, 2027. Interest on the notes will be payable semi-annually in arrears on each January 31 and July 31, beginning on July 31, 2018. Interest on the notes will accrue from and including June 1, 2018 or else the most recent interest payment date to which interest had been paid or duly provided for to, but excluding, the date on which such interest is paid.

Guarantees

The notes will be guaranteed by the Company and each of the Company’s subsidiaries that are guarantors under the Restated Credit Agreement (as defined above), the existing senior unsecured notes (the “Existing Senior Unsecured Notes”) and existing senior secured notes (the “Existing Senior Secured Notes”) (together, the “Note Guarantors”).

Ranking

The notes and the guarantees of the notes will be:

•	general unsecured obligations of VPI and the Note Guarantors, as applicable;

•	pari passu in right of payment with each other and all existing and future unsubordinated indebtedness of VPI or the applicable Note Guarantor;

•	senior in right of payment to all existing and future indebtedness of VPI or the applicable Note Guarantor that expressly provides for its subordination to the notes or the applicable guarantee;

•	structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries (other than VPI) that do not guarantee the notes; and

•	effectively subordinated to all existing and future secured indebtedness of VPI or the applicable Note Guarantor, including the Restated Credit Agreement and the Existing Senior Secured Notes, to the extent of the value of the assets securing such indebtedness.

Redemption

The notes will be redeemable at the option of VPI, in whole or in part, at any time on or after July 31, 2022, at the redemption prices as set forth in the notes indenture.

In addition, VPI may redeem some or all of the notes prior to July 31, 2022 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. Prior to July 31, 2021, VPI may redeem up to 40% of the aggregate principal amount of the notes using the proceeds of certain equity offerings at the redemption price set forth in the notes indenture.

Upon the occurrence of a change of control (as defined in the notes indenture), unless VPI has exercised its right to redeem all of the notes of a series as described above, holders of the notes of such series may require VPI to repurchase such holder’s notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date applicable to such notes.

Certain Covenants

The notes indenture contains covenants that limit the ability of the Company and any of its restricted subsidiaries (as such term is defined in the notes indenture) to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations; and

•	transfer and sell assets.

Events of Default

The notes indenture also provides for customary events of default.

The foregoing summary of the notes indenture is not complete and is qualified in its entirety by reference to the full and complete text of the notes indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 1, 2018, the Company issued a notice of redemption to redeem all of its outstanding 5.375% Senior Notes due 2020 (the “5.375% Notes”) and VPI issued a notice of redemption to redeem all of its outstanding 6.375% Senior Notes due 2020 (the “6.375% Notes”), 6.750% Senior Notes due 2021 (the “6.750% Notes”) and 7.250% Senior Notes due 2022 (the “7.250% Notes” and together with the 5.375% Notes, the 6.375% Notes and the 6.750% Notes, the “Notes”), using a portion of the net proceeds from the New Term B Loans and the notes offering, along with cash on hand, on July 2, 2018 (the “Redemption Date”).

The 5.375% Notes were issued under an indenture dated as of March 27, 2015, by and between the Company (as successor to VRX Escrow Corp.) and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented and amended, and will be redeemed pursuant to Article 3 of that indenture. The 6.375% Notes were issued under an indenture dated as of October 4, 2012, by and between VPI (as successor to VPI Escrow Corp.) and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented and amended, and will be redeemed pursuant to Article 3 of that indenture. The 6.750% Notes were issued under an indenture dated as of February 8, 2011, by and between VPI and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented and amended, and will be redeemed pursuant to Article 3 of that indenture. The 7.250% Notes were issued under an indenture dated as of March 8, 2011, by and between VPI and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented and amended, and will be redeemed pursuant to Article 3 of that indenture.

The redemption price for the 5.375% Notes will be $1,013.44 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the Redemption Date. The redemption price for the 6.375% Notes will be $1,015.94 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the Redemption Date. The redemption price for the 6.750% Notes will be $1,011.25 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the Redemption Date. The redemption price for the 7.250% Notes will be $1,024.16 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the Redemption Date. Unless the Company or VPI, as applicable, defaults in making the redemption payment, interest on each series of Notes will cease to accrue on and after the Redemption Date, and the only remaining right of the holders of such Notes will be to receive payment of the applicable redemption price and interest accrued to, but not including, the Redemption Date upon surrender to the paying agent of the Notes of such series. On June 1, 2018, the Company and VPI deposited sufficient funds with The Bank of New York Mellon Trust Company, N.A., as trustee under the indentures governing the Notes, to redeem the Notes at the aggregate redemption price for the Notes, and the indentures governing the notes were discharged.

The press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 2.04.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of June 1, 2018, by and among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., the other guarantors party thereto and The Bank of New York Mellon, as trustee.

10.1	Restatement Agreement, dated as of June 1, 2018, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, certain subsidiaries of Valeant Pharmaceuticals International, Inc. as guarantors, each of the financial institutions named therein as lenders and issuing banks and Barclays Bank PLC, as Administrative Agent

99.1	Press release announcing redemption of the notes, dated June 1, 2018

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of June 1, 2018, by and among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., the other guarantors party thereto and The Bank of New York Mellon, as trustee.

10.1	Restatement Agreement, dated as of June 1, 2018, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, certain subsidiaries of Valeant Pharmaceuticals International, Inc. as guarantors, each of the financial institutions named therein as lenders and issuing banks and Barclays Bank PLC, as Administrative Agent

99.1	Press release announcing redemption of the notes, dated June 1, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC

By:	/s/ Paul S. Herendeen
Name: Paul S. Herendeen
Title: Executive Vice President and Chief Financial Officer

Date: June 1, 2018